Exhibit 99.1

TRADING SYMBOLS:
In the U. S.: NYSE Amex: HTM and in Canada: TSX: GTH	February 28, 2011

U.S. GEOTHERMAL ANNOUNCES $5 MILLION FINANCING WITH STRATEGIC INVESTORS

Boise, Idaho – February 28, 2011 (NYSE Amex: HTM, TSX: GTH) U.S. Geothermal Inc. (the "Company") announces today that it entered into agreements with a number of strategic investors, pursuant to which they have agreed to acquire, in total, approximately 5,000,000 Units (a "Unit") of the Company at a price of $1.00. Each Unit consists of one share of common stock of the Company and one half of one common stock purchase warrant (a "Warrant"). Each Warrant will entitle the holder thereof to acquire one additional share of common stock of the Company for a period of 12 months following the closing of the offering for US$1.075 per share of common stock. The gross proceeds of the Unit offering are expected to be approximately US$5,000,000. A placement agent fee of 2.5% of the total number of Units is payable in conjunction with the majority of the offering outside of the United States.

The net proceeds of the offering will be used for general working capital, including exploration, development and expansion of its geothermal properties.

The offering is scheduled to close on or about March 4, 2011. The offering is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the Toronto Stock Exchange and the NYSE Amex LLC.

The securities described above are being offered by the Company pursuant to a registration statement filed with the Securities and Exchange Commission (SEC), which became effective on December 1, 2010. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. When available, copies of the prospectus supplement and accompanying base prospectus relating to this offering can be obtained at the SEC's website at http://www.sec.gov, by the Company by e-mail to info@usgeothermal.com, by fax to 208-424-1030, or by mail to 1505 Tyrell Lane, Boise, ID 83706, Attention: Chief Financial Officer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About U.S. Geothermal:

U.S. Geothermal is a renewable energy development company that is operating geothermal power plants at Raft River, Idaho and at the San Emidio Desert in Nevada. The Neal Hot Springs project in eastern Oregon is being developed and is expected to be operational in 2012. A new, high efficiency power plant is under construction at the San Emidio project which will replace the existing 23 year old plant. U.S. Geothermal holds, through ownership or lease, geothermal rights for six projects; the Raft River project in Idaho, the San Emidio, Granite Ranch, and Gerlach projects in Nevada, the Neal Hot Springs project in Oregon and the El Ceibillo project in Guatemala.

Please visit our Website at: www.usgeothermal.com

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
Saf Dhillon - Investor Relations
U.S. Geothermal Inc.
Tel: 866-687-7059
Fax: 208-424-1030
saf@usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding the ability to complete the offering and the use of proceeds of the anticipated offering. These statements are based on U.S. Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described. Readers are cautioned to review the risk factors identified by the company in its filings with Canadian and US securities agencies. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The NYSE Amex and the Toronto Stock Exchange do not accept responsibility for the adequacy of this release.